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Exhibit 21

                          SUBSIDIARIES OF THE CORPORATION

                                                      State of Incorporation
                                                      ----------------------

Trak Auto Corporation                    (65%)             Delaware
Crown Books Corporation                  (51%)             Delaware
Shoppers Food Warehouse Corp.            (50%)             Delaware
Dart Delaware Corporation               (100%)             Delaware
Dart/SFW Corporation                    (100%)             Delaware
Discount Books East, Inc.               (100%)             Delaware
Trak Auto East Holding Corporation      (100%)             Delaware
Dart Group Financial Corporation        (100%)             Delaware
Cabot-Morgan Real Estate Company        (100%)             Delaware
Trak Corporation                        (100%)(1)          Delaware
Super Trak Corporation                  (100%)(1)          Delaware
Trak DHC Corporation                    (100%)(1)          Delaware
Trak Acquisition Corp                   (100%)(1)          Delaware
Crown Books East Corporation            (100%)(2)          Delaware
Crown Books West Corporation            (100%)(2)          Delaware
Crown DHC Corporation                   (100%)(2)          Delaware
Super Crown Books Corporation           (100%)(2)          Delaware
Total Beverage Corp.                    (100%)             Delaware
Total Beverage G.B.                     (100%)(3)          Delaware


(1)  Wholly-owned by Trak Auto Corporation
(2)  Wholly-owned by Crown Books Corporation.
(3)  Wholly-owned by Total Beverage Corp.